UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act 1934

Date of Report (Date of earliest event reported)
July 17, 2012

The Estée Lauder Companies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
212-572-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 17, 2012, in order to simplify the Restated Certificate of Incorporation, as amended (the “COI”), of The Estée Lauder Companies Inc. (the “Company”), its Board of Directors authorized the elimination from the COI of all references to the Company’s Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) and $6.50 Cumulative Redeemable Preferred Stock (the “$6.50 Preferred Stock”).  No shares of Series A Preferred Stock or $6.50 Preferred Stock were then outstanding.  The foregoing was effected on July 17, 2012, by the filing of a Certificate of Elimination of the Series A Preferred Stock and a Certificate of Retirement of the $6.50 Preferred Stock with the Secretary of State of the State of Delaware.  Copies of these Certificates are attached hereto as Exhibits 3.1 and 3.2 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Elimination of the Series A Cumulative Redeemable Preferred Stock of The Estée Lauder Companies Inc.
3.2	Certificate of Retirement of $6.50 Cumulative Redeemable Preferred Stock of The Estée Lauder Companies Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTĒE LAUDER COMPANIES INC.

Date: July 18, 2012	By:	/s/ Spencer G. Smul
Spencer G. Smul Senior Vice President, Deputy General Counsel and Secretary

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THE ESTĒE LAUDER COMPANIES INC.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Elimination of the Series A Cumulative Redeemable Preferred Stock of The Estée Lauder Companies Inc.
3.2	Certificate of Retirement of $6.50 Cumulative Redeemable Preferred Stock of The Estée Lauder Companies Inc.

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